Exhibit 99.1

HighPeak Energy, Inc. Announces Proposed Aggregate $725 Million Private Offering of Senior Notes

Fort Worth, Texas, June 30, 2025 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced that it intends to offer, subject to market and customary conditions, $725 million aggregate principal amount of senior notes due 2030 (the “Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers (the “Offering”).

The Company intends to use the net proceeds from the Offering, together with borrowings under a new revolving credit facility it expects to enter into in connection with the Offering, to fully repay its existing term loan credit agreement.

The Notes to be offered will not be registered under the Securities Act or under any state or other securities laws, and will be issued pursuant to an exemption therefrom, and may not be offered or sold within the United States, or to or for the account or benefit of any U.S. person, absent registration or an applicable exemption from registration requirements.

The Notes are being offered only to persons who are either reasonably believed to be “qualified institutional buyers” under Rule 144A or who are non-“U.S. persons” under Regulation S as defined under applicable securities laws.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to the offering and the use of proceeds. These forward-looking statements, including statements regarding the intention, completion, timing and option relating to the offering, represent the Company’s expectations or beliefs concerning future events. These forward-looking statements are subject to risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering. There can be no assurance that the Company will be able to complete the offering. When used in this document, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date on which they are made. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.

1